Exhibit 10.6.4
Summary of 2022 Incentive Plans

On December 14, 2021, the Human Resources Committee (the “Committee”) of the Pinnacle West Capital Corporation (“Pinnacle West”) Board of Directors (the “Board”) approved the portion of the Arizona Public Service Company ("APS") 2022 Annual Incentive Award Plan (the “APS Plan”) that provides an incentive award opportunity for Jeffrey B. Guldner, Chairman of the Board, President and Chief Executive Officer of Pinnacle West and APS. On December 15, 2021, the Board, acting on the recommendation of the Committee, approved the portion of the APS Plan that includes an incentive award opportunity for Theodore N. Geisler, Senior Vice President and Chief Financial Officer of Pinnacle West and APS and Robert E. Smith, Executive Vice President, General Counsel and Chief Development Officer of Pinnacle West and APS and the APS 2022 Annual Incentive Award Plan for Palo Verde Employees (the “Palo Verde Plan”), which includes an incentive award opportunity for Maria L. Lacal, Executive Vice President and Chief Nuclear Officer of Palo Verde Generating Station, APS.

No incentive payments will be awarded under the APS Plan unless Pinnacle West, with respect to Mr. Guldner, or APS, with respect to Messrs. Geisler and Smith, each achieves a specified threshold earnings level. The award opportunities for Mr. Guldner under the APS Plan are based on the achievement of specified 2022 Pinnacle West earnings levels and specified business unit performance goals. Mr. Guldner has a target award opportunity of up to 115% of his base salary. Mr. Guldner may earn less or more than the target amount, up to a maximum award opportunity of 230% of base salary, depending on the achievement of the earnings and business unit performance goals separately or in combination, and before adjustment for individual performance. The business unit performance indicators for Mr. Guldner are in the functional areas of customer experience, corporate resources, generation (non-nuclear), transmission and distribution, and performance of the Palo Verde Generating Station.

The award opportunities for Messrs. Geisler and Smith under the APS Plan are based on the achievement of specified 2022 APS earnings levels and specified business unit performance goals. Mr. Geisler has a target award opportunity of up to 70% of his base salary, and Mr. Smith has a target award opportunity of up to 75% of his base salary. Messrs. Geisler and Smith may earn less or more than the target amount, up to a maximum award opportunity of 140% for Mr. Geisler, and 150% for Mr. Smith, depending on the achievement of the earnings and business unit performance goals separately or in combination, and before adjustment for individual performance. The business unit performance indicators that will be considered for Messrs. Geisler and Smith are derived from the APS areas of focus of culture, reliability, customer centric and affordability, as provided in its APS Promise.

The award opportunity for Ms. Lacal under the Palo Verde Plan is based on the achievement of specified 2022 APS earnings levels and specified business unit performance goals. No incentive payment will be awarded to Ms. Lacal under the APS earnings portion of the Palo Verde Plan unless Palo Verde achieves specified business unit performance goals and APS achieves a target threshold earnings level. The business unit performance indicators for Ms. Lacal under the Palo Verde Plan are derived from the APS areas of focus of culture, reliability, customer centric and affordability, as provided in its APS Promise. Ms. Lacal has a target of 75% of her base salary, and up to a maximum of 150% of her base salary, depending on the achievement of the earnings and business unit performance goals, separately or in combination, and before adjustment for individual performance.

The Committee may adjust targets or incentive results under the APS Plan and Palo Verde Plan to reflect unanticipated events or unusual or nonrecurring adjustments to Pinnacle West or APS earnings (as applicable) that arise in the APS Plan year, including without limitation, Arizona Corporation Commission rate-related impacts on earnings. Any awards for Messrs. Guldner, Geisler and Smith and Ms. Lacal are subject to potential forfeiture or recovery in accordance with Pinnacle West’s Clawback Policy.